UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2019

ShockWave Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 38829	27-0494101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5403 Betsy Ross Drive Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 279-4262

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

On March 11, 2019, ShockWave Medical, Inc., a Delaware corporation (the “Company”), completed an initial public offering (the “IPO”) of 6,555,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $17.00 per share pursuant to a registration statement on Form S-1 (Registration No. 333-229590) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). On March 6, 2019, in connection with the IPO, the Common Stock was registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Common Stock is listed on the Nasdaq Global Select Market under the trading symbol “SWAV.”

Item 3.02	Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, pursuant to the stock purchase agreement dated March 6, 2019 by and between the Company and Abiomed, Inc., the Company completed the private sale of an aggregate of 588,235 shares of Common Stock (the “Private Placement”) at a purchase price of $17.00 per share for a total gross proceeds to the Company of approximately $10.0 million. No underwriting discounts or commissions were paid with respect to such sale. The shares sold in the Private Placement were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

As previously contemplated by the disclosure in the Registration Statement, the Company took the following actions in connection with the closing of the IPO (the “Closing”) on March 11, 2019.

Amendment and Restatement of Certificate of Incorporation

Immediately prior to the Closing, on March 11, 2019, the Company filed an amended and restated certificate of incorporation (the “A&R Certificate”) with the Secretary of State of the State of Delaware. The A&R Certificate amended and restated the Company’s sixth amended and restated certificate of incorporation to, among other things:

·	authorize 281,274,838 shares of common stock;

·	authorize 5,000,000 shares of undesignated preferred stock (the “Undesignated Preferred Stock”) that may be issued from time to time by the Company’s board of directors (the “Board”) in one or more series with such designations, powers, preferences and other rights as the Board determines;

·	permit the Board to adopt, amend or repeal the Company’s bylaws (the “Bylaws”) without obtaining stockholder approval, and require that any amendment of the Bylaws by the stockholders receive the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding securities entitled to vote in the election of directors;

·	provide for a classified Board consisting of three classes and prohibit the removal of directors by the stockholders without cause, through the vote of a majority of the total voting power of all outstanding securities entitled to vote in the election of directors;

·	prohibit stockholder action by written consent in lieu of a meeting, unless such consent is unanimous;

·	require that special meetings of the stockholders be called only by a majority of the directors;

·	provide for the indemnification of directors and officers of the Company, in each case to the fullest extent authorized by the General Corporation Law of the State of Delaware; and

·	require that any amendment of certain provisions of the A&R Certificate by the stockholders receive the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding securities entitled to vote in the election of directors.

Certificate of Retirement

Immediately upon the Closing, all outstanding shares of the Company’s Series A preferred stock, Series A-1 preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock (collectively, the “Designated Preferred Stock”) automatically converted into shares of the Company’s common stock on a one-for-one basis, and such shares of Designated Preferred Stock were cancelled, retired and eliminated from the shares that the Company is authorized to issue and shall not be reissued by the Company. Accordingly, immediately upon the Closing, on March 11, 2019, the Company filed a certificate of retirement of preferred stock (the “Certificate of Retirement”) with the Secretary of State of the State of Delaware, which eliminated from the A&R Certificate all references to the Designated Preferred Stock and reduced the total authorized number of shares of the capital stock of the Company by the number of shares of Designated Preferred Stock so retired, such that the total number of authorized shares of the Company following the filing of the Certificate of Retirement is 286,274,838, consisting of 281,274,838 shares of common stock and 5,000,000 shares of Undesignated Preferred Stock.

Restated Certificate

Immediately following the effectiveness of the Certificate of Retirement, on March 11, 2019, the Company filed a restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware. The Restated Certificate only restates and integrates and does not further amend the provisions of the A&R Certificate that was filed with the Secretary of State of the State of Delaware on March 11, 2019, as amended by the Certificate of Retirement that was filed with the Secretary of State of the State of Delaware on March 11, 2019.

The foregoing descriptions of the A&R Certificate, Certificate of Retirement and Restated Certificate are qualified in their entirety by reference to the A&R Certificate, Certificate of Retirement and Restated Certificate, copies of which are filed herewith as Exhibits 3.1, 3.2 and 3.3, respectively.

Amendment and Restatement of Bylaws

Immediately prior to the Closing, on March 11, 2019, the Company’s amended and restated bylaws (the “Restated Bylaws”) became effective. The Restated Bylaws amended the Company’s bylaws to, among other things:

·	prohibit stockholder action by written consent in lieu of a meeting, unless such consent is unanimous;

·	require that special meetings of the stockholders be called only by Chairman of the Board or a majority of the directors;

·	establish advance notice, content and procedural requirements for notice provided by stockholders for nominations for election to the Board and for proposals to be brought by stockholders before any meeting of the Company’s stockholders;

·	set forth the rights, powers and manner of acting of the Board and officers of the Company;

·	provide that the exclusive forum for certain actions will be a state court within the State of Delaware; and

·	permit the Board to adopt, amend or repeal the Restated Bylaws without obtaining stockholder approval, and require that any amendment of the Restated Bylaws by the stockholders receive the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding securities entitled to vote in the election of directors.

The foregoing description of the Restated Bylaws is qualified in its entirety by reference to the Restated Bylaws, a copy of which is filed herewith as Exhibit 3.4.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of ShockWave Medical, Inc.

3.2	Certificate of Retirement of Series A, Series A-1, Series B, Series C and Series D Preferred Stock of ShockWave Medical, Inc.

3.3	Restated Certificate of Incorporation of ShockWave Medical, Inc.

3.4	Amended and Restated Bylaws of ShockWave Medical, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShockWave Medical, Inc.

Date: March 11, 2019	/s/ Dan Puckett
Dan Puckett Chief Financial Officer and Secretary